Exhibit 10.17

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and entered into this as of this 1st day of August, 2011 (the "Effective Date"), by and between Ad Shark, Inc., a California corporation, with a principal place of business located at 27665 Forbes Rd #101, Laguna Niguel, CA 92677, facsimile number: (949) 266-5597, email address: adshark@iconosys.com ("Employer") and Wayne Irving, II, an individual residing at 248 West Avenida Palizada #9, San Clemente, CA 92672, facsimile number: 949-255-5597, email address: wayne_irving@yahoo.com ("Employee").

Employer hereby employs Employee, and Employee agrees to work for Employer, under the following terms and conditions:

1. AGREEMENT TO EMPLOY AND BE EMPLOYED

Employer hereby employs Employee in the position of President, and Employee hereby accepts and agrees to such employment.

2. EMPLOYEE WARRANTIES

Employee warrants and represents that Employee has the ability to enter into this Agreement and the legal right to work in the United States; that Employee's entering into and performance under this Agreement will not violate Employee's agreement with any third party; and that there are no restrictions or obligations to any third party which may restrict Employee's performance of duties under this Agreement. Employee has not provided, or promised to provide, Employer with any confidential information, trade secrets, or property of any former or current employer of Employee.

3. DESCRIPTION OF EMPLOYEE'S DUTIES

Subject to the supervision and pursuant to the orders, advice, and direction of Employer, Employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by Employer.

Employee shall report to the Board of Directors of the Employer (the "Board") in connection his employment hereunder.

Employee will generally report to and work at the following location: 27665 Forbes Rd #103, Laguna Niguel, CA 92677

4. MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES

Employee shall at all times faithfully, industriously, and to the best of Employee's ability, experience, and talent, perform all duties that may be required of and from Employee pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. Such duties shall be rendered at the above mentioned premises and at such other place or places as Employer shall in good faith require or as the interests, needs, business, and opportunities of Employer shall require or make advisable, which may include domestic and international travel. Employee shall comply with all stated standards of performance, policies, rules, and regulations of Employer. Employee shall also comply with such future Employer policies, rules, regulations, performance standards, and manuals as may be published or amended by Employer from time to time, including without limitation, any employee handbook or similar materials that have been provided to Employee.

5, DURATION OF EMPLOYMENT

The term ("Term") of employment shall be three (3) years, commencing on the Effective Date and terminating July 31, 2014, subject, however, to prior termination as provided in Sections 9, 10, and 11 of this Agreement or a written, mutually agreeable extension of the term of employment.

6. SALARY AND BENEFITS; REIMBURSEMENT; ANNUAL BONUS;

(a) Employer shall pay Employee, and Employee agrees to accept from Employer, as partial payment for Employee's services rendered hereunder, salary compensation paid at the following rate over the course of the Term of employment: $88,500.00 annually, payable on a monthly basis for each monthly period in which applicable services have been rendered. On the anniversary of employment, this rate will increase 5% annually. Commissions and Performance Bonuses may also be awarded at the discretion of the company's Board of Directors. Unless otherwise agreed to by Employer in writing or as stated herein, Employee will receive no cash or non-cash employee benefits in connection with the employment and pursuant to this Agreement.

(b) In addition to the foregoing, Employer will reimburse Employee for any and all necessary, customary, and usual expenses incurred on behalf of Employer pursuant to Employer's policies.

(c) During the employment Term, Employee will be eligible to receive bonus payments and as reasonably approved by Employer's Board of Directors.

(d) Subject to the provisions below of Section 6(e), Employer shall make available to Employee the same insurance benefits made available by the Employer to other employees, if any (e.g., medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability plans).

(e) To the extent that key man life insurance coverage can be obtained by the Employer under commercially reasonable terms and conditions insuring the life of the Employee for the primary benefit of the Employer, as approved by the Board ("Key-Man Insurance Coverage"), Employer agrees: (i) to pay the insurance premiums for such Key-Man Insurance Coverage; and (ii) to assign approximately 25% of the death benefit payout for such Key-Man Insurance Coverage to Employee's designated beneficiary, minus a reimbursement payment paid to the Employer from said death benefit proceeds in an amount equal to 25% of the amount of out-of-pocket premium payment expenses already paid by Employer with respect to said insurance policy.

(f) Employee may elect to participate in Employers 401(k) Plan, if any, in accordance with Employer's 401(d) eligibility requirements, and if Employee elects to participate in such plan, Employer shall provide any matching contribution programs generally made available to Employer's employees.

(g) Employee acknowledges that as of the Effective Date Employer's business is in its initial stages of establishment and setup, and that as a result the salary set forth in Section 6(a), above may not be paid on a monthly basis. To the extent that said salary obligation is not paid in full on a monthly basis as set forth in Section 6(a), any such unpaid amounts will accrue and shall be paid at later date during the Term. Employee shall determine when the salary as referenced above in Section 6(a), including all accrued but unpaid salary, will be paid based upon the financial ability of the Employer to make such payments and shall make such determination in the best interests of Employer. Notwithstanding the foregoing, if any other member of Employer's executive management team receives all or a portion of their respective salaries, Employee shall be entitled, at minimum, to receive payment of the same percentage of his salary as such other members of Employer's executive management team.

7. CONFIDENTIALITY

The parties hereto understand and agree that the terms and provisions of that certain Mutual Confidentiality Agreement dated as of even date herewith and attached hereto as Exhibit I (the "Confidentiality Agreement") are hereby incorporated herein by reference. The parties also understand and agree that: (i) the terms and provisions of this Agreement and any attachments to this Agreement, but not the existence of this Agreement, shall be deemed "Confidential Information" for purposes of, and as defined under, the Confidentiality Agreement, and (ii) this Agreement constitutes a "Employment Agreement" for purposes of, and as contemplated by, the Confidentiality Agreement.

8. NON-SOLICITATION

As a material inducement for the Employer to enter into this Agreement, Employee agrees that during the term of this Agreement, and for a period of two (2) years thereafter, Employee will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever: (a) solicit, induce, or attempt to influence, directly or indirectly, any supplier, customer, or prospective supplier or customer

(including, without limitation, those Employer clients/customers sold or serviced by you during the term of this Agreement) of Employer to reduce, curtail or discontinue business with the Employer, (b) employ or retain or attempt to employ or retain, directly or indirectly, any person who at that time is, or within twelve (12) months prior thereto had been, employed or retained by Employer, or (c) solicit, induce or attempt to influence, directly or indirectly, any employee or independent contractor of the Employer to reduce, curtail or terminate his, her or its employment or independent contractor relationship with the Employer. In addition, as a material inducement for the Employer to enter into this Agreement, Employee agrees that during the term of this Agreement, Employee shall not engage in any business activities that directly compete with the business of the Employer.

9. OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE

Notwithstanding anything in this Agreement to the contrary, and subject to any limitations imposed by applicable state or federal law, the parties each have the option to terminate this Agreement in the event that during the Term Employee shall become permanently disabled to the extent Employee is unable to perform the essential functions of Employee's duties even with reasonable accommodation. Upon such notice pursuant to this Section 9, this Agreement shall be terminated, effective on the last day of the month in which the notice is mailed to the other party, with the same force and effect as if such last day of the month were the date originally set forth as the termination date set forth in Section 5.

10. DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

In the event that Employer shall discontinue business operations, then this Agreement shall terminate as of the last day of the month in which such business operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof, except that Employer shall pay all accrued and unpaid salary payments described in Section 6, above. Business operations shall be deemed to mean regular business operations, excluding the wind-up, sale, or transfer of business operations, or the preparation for the same.

11. TERMINATION

(a) Employer may terminate this Agreement by giving fifteen (15) days' written notice to Employee upon the occurrence of any the following events (a "Termination For Cause"): for just cause based upon material nonperformance of duties, gross negligence, gross insubordination or fraud by Employee.

(b) This Agreement shall also terminate immediately upon the death of Employee.

(c) In addition, this Agreement may be terminated by either party for any reason or for no reason through transmittal of thirty (30) days' prior written notice of termination to the other party (such termination, a "Termination For Convenience").

The parties understand and agree that in connection with any termination of this Agreement, Employee shall lose any future rights under the Agreement to be paid any compensation earned pursuant to Section 6, but shall be paid all compensation owed through the date of termination, except in the event of a Termination For Cause by Employer pursuant to Section 11(a).

(e) Except as set forth above in Section 11(d), in the event of any termination of this Agreement, including without limitation in the event of a Termination For Convenience by Employer, within thirty (30) days of any termination of this Agreement, Employee shall be paid any compensation earned prior to termination pursuant to Section 6(a) and shall be paid any expense reimbursements pursuant to Section 6(b).

(e) Subject to the above provisions of Section 11, termination of this Agreement shall not affect any of the rights or obligations of either party which exist as of the date of termination or expiration, and which rights and obligations shall, by their nature, survive such termination or expiration.

12. LITIGATION ASSISTANCE

Employee shall, upon reasonable notice, furnish such information and proper assistance to Employer as it may reasonably require in connection with any litigation, arbitration, mediation, or investigation in which it is, or may become, a party, either during or after Employee's employment with Employer. Employer shall prepay or timely reimburse Employee's reasonable expenses required or incurred in providing such assistance.

13. [INTENTIONALLY BLANK]

14. ENTIRE AGREEMENT

This Agreement, together with any documents or agreements referred to herein and any exhibits or other attachments hereto, contains the sole and entire agreement between the Parties with regard to Employee's employment, and supersedes any and all other agreements between them relating to the same subject matter. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the Agreement, and has been afforded the opportunity to consult with counsel of his or its choosing. The parties further acknowledge that any statements or representations that may have previously been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

15.

WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING; CONSTRUCTION

No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed. The provisions of this paragraph may not be waived except as set forth herein. The language used in this Agreement will be deemed to be the language chosen by parties to express their mutual intent, and no rule of strict construction will be applied against either party. As context may require, the singular shall mean and include the plural and vice versa, and the masculine shall include the feminine and vice versa.

16. SEVERABILITY

If, for any reason, any provision of this Agreement is held invalid, it is the intent of the Parties that all other provisions of this Agreement shall remain in full force and effect.

17. ASSIGNMENT

This Agreement may be assigned by Employer to another employer in conjunction with the sale, merger, reorganization, bankruptcy, or dissolution of Employer upon written notice to Employee and provided that all other provisions and terms of this Agreement are honored by the assignee. This Agreement may not be assigned or subcontracted by Employee under any circumstances.

18. BINDING EFFECT OF AGREEMENT

This Agreement and all of Employer's rights hereunder shall be binding on, inure to the benefit of, and be enforceable by Employer and its legal representatives, successors, and assigns. This Agreement and all of Employee's rights hereunder shall be binding on, inure to the benefit of, and be enforceable by Employee and his legal representatives.

19. ADDITIONAL MISCELLANEOUS

{a) Notices given under this Agreement must be in writing and sent via email, facsimile, overnight courier, hand delivered, or mailed by certified or registered mail, to the party at its address set forth at the beginning of this Agreement, or to the e-mail address or facsimile number provided to the other party in writing from time to time. Either party may change its address by giving notice of such change to the other party. If notice is made by personal delivery, courier or mail, notice will be deemed made upon delivery. If notice is made by e-mail or facsimile, notice will be deemed made upon transmission of the e-mail or facsimile.

(b)

This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule. Any disputes under this Agreement shall be brought in the state courts and the Federal courts located in Orange County, California, and the parties hereby consent to the personal jurisdiction and venue of these courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. If any party initiates legal action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover against the non-prevailing party such attorneys' fees as may be awarded by a court of competent jurisdiction, together with its costs of suit incurred therein. Employee also acknowledges that the restrictions and covenants set forth in Sections 7 and 8 above, and as set forth in the Confidentiality Agreement are, in view of the nature of the business of the Employer, reasonable and necessary to protect the legitimate interests of the Employer, that the Employer would not have entered into this Agreement in the absence of such restrictions, and that any violation by Employee of any provisions of Sections 7 or 8 above, or of the Confidentiality Agreement, will result in irreparable injury to the Employer. The parties also acknowledge that the remedy at law for any violation of these restrictions and/or covenants will be inadequate, that with respect to each and every violation or threatened violation of Sections 7 or 8 above, or of the Confidentiality Agreement, the Employer shall be entitled to seek temporary and permanent injunctive relief, without the necessity of proving actual damages, that the Employer shall be entitled to seek an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which the Employer may be entitled, and that in the event of any such violation or threatened violation the Employer shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy. Each party represents and warrants that he or it has the right to enter into and deliver this Agreement and to grant the rights and undertake the duties provided for in this Agreement. This Agreement and the respective rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties only after the Agreement has been fully executed and delivered by an authorized representative of the respective parties.

(c) Each of the parties acknowledges having fully read and understand this Agreement, and each has been encouraged to have legal counsel advise them in connection with the execution of this Agreement. Each of the parties understands and agrees that it/he either has had its/his legal counsel review this Agreement or expressly and knowingly waives its/his right to have such legal counsel review this Agreement. The subject headings of the sections or paragraphs of this Agreement are included for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

(d) This Agreement may be executed in a number of counterparts, and all executed counterparts together will constitute one and the same agreement. Any such execution may be of a facsimile copy hereof, and any signature transmitted to another party by facsimile will be valid and binding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

AD SHARK, INC. ("EMPLOYER")

/s/ Ron P. Abrams

By: RON P ABRAMS

Title: CEO

EMPLOYEE

/s/ Wayne Irving II 8/1/2011

Print Name: WAYNE IRVING II

Exhibit A

Mutual Confidentiality Agreement
[see attached]

MUTUAL CONFIDENTIALITY AGREEMENT

This MUTUAL CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of August 1, 2011 (the “Effective Date”) by and between Ad Shark, Inc. a California corporation (“Employer”) and Wayne Irving II, an individual (“Employee”). This Agreement refers to Employer and Employee each, individually, as a “Party” and, collectively, as the “Parties.”

BACKGROUND

Each Party owns, possesses or controls certain Confidential Information (as defined in Section 1) and desires to provide the other Party with access to such Confidential Information on the terms and conditions set forth in this Agreement and in connection Employee’s employment with Employer (the “Purpose”). With respect to any Confidential Information disclosed under this Agreement, this Agreement refers to the Party providing such information as the “Disclosing Party” and the Party receiving such information as the “Recipient.”

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.       For purposes of this Agreement, “Confidential Information” means: (i) any and all information disclosed by the Disclosing Party to the Recipient during the term of this Agreement as set forth below in Section 7 in oral, written, visual, electronic or other tangible form, whether before or after the Effective Date, that in any way relates or pertains to the Disclosing Party, its properties, personnel, operations or business, including without limitation, (a) information relating to patent applications that have not been published, (b) Trade Secrets (as defined below), and (c) proprietary information – information relating to intellectual property, mask works, ideas, samples, media, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties, and including, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information the Disclosing Party provides regarding third parties; (ii) any information generated by the Recipient to the extent based in whole or in part on information disclosed to the Recipient by the Disclosing Party; and (iii) the contents of this Agreement, but not the existence. For purposes of this Agreement, “Trade Secrets” of the Disclosing Party means information that (a) derives economic value, actual or potential, from not being generally known to, or readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, or (b) is otherwise a trade secret as defined by California law.

2.       Confidential Information does not include, and Recipient’s obligations under this Agreement with respect to any portion of the Disclosing Party’s Confidential Information shall terminate when, the Recipient Party can document or establish that:

(a) the applicable information is in the public domain at the time of its disclosure to the Recipient;

(b) the applicable information, through no violation of the terms of this Agreement, enters the public domain after its disclosure to the Recipient;

(c) the applicable information, as demonstrated by Recipient through competent written evidence, was known by or in the possession of the Recipient at the time of its disclosure to the Recipient;

(d) the applicable information is independently developed by employees or agents of the Recipient who neither used nor had access to Confidential Information;

(e) Recipient is compelled to disclose the applicable information by a subpoena or order issued by court of competent jurisdiction (each, an “Order”), provided that the Recipient gives the Disclosing Party written notice of the Order within twenty-four (24) hours of receiving the Order, and cooperates fully with the Disclosing Party prior to disclosure to provide the Disclosing Party with the opportunity to interpose any and all objections it may have to disclosure of the information required by the Order; or

(f) the applicable information is disclosed in good faith to the Recipient by a third party legally entitled to do so.

3.       The Recipient acknowledges and agrees that (i) all right, title and interest in and to all Confidential Information is and will remain the exclusive property of the Disclosing Party, and (ii) nothing in this Agreement will be deemed to convey to the Recipient any rights to or license of any intellectual property rights possessed by the Disclosing Party.

4.       The Recipient will use the Confidential Information solely in connection with the Purpose, shall treat the Confidential Information as strictly confidential and will not, directly or indirectly: (i) use any such Confidential Information for its own purposes or for those of third parties; (ii) divulge or disclose any such Confidential Information to any third party; or (iii) permit any such Confidential Information to be divulged or disclosed to or examined or copied by any third party. Without limitation of the previous sentence, the Recipient agrees not to divulge or disclose any Confidential Information to, or to permit any Confidential Information to be divulged or disclosed to or examined or copied by, any of its employees, agents, representatives, assignees or subcontractors except on a “need to know” basis (each such person, a “Permitted Disclosee”). The Recipient will (i) inform each Permitted Disclosee of the requirements of this Agreement, and (ii) ensure that each Permitted Disclosee complies with each of the Recipient’s obligations as set forth in this Agreement. Recipient shall immediately notify the Disclosing Party upon discovery of any loss or unauthorized disclosure of the Confidential Information of the Disclosing Party.

5.       Upon termination or expiration of this Agreement, or otherwise upon the written request of the Disclosing Party, the Recipient shall within ten (10) business days of the applicable Agreement termination or expiration or written request return to the Disclosing Party and/or destroy (at the discretion of the Disclosing Party) all documents and other tangible materials containing or representing the Disclosing Party’s Confidential Information and any and all copies or derivations thereof that are in its possession. Notwithstanding the foregoing, the Recipient may retain in the offices of its internal and/or external legal advisor(s) a single archival copy of any written or photographic Confidential Information provided by the Disclosing Party under this Agreement, which copy shall only be used by the Recipient and its legal advisors in connection with the review of its obligations under this Agreement.

6.       Confidential Information shall not be reproduced in any form, except (i) in connection with the Purpose or as otherwise required to accomplish the intent of this Agreement, or (ii) as otherwise permitted upon the Disclosing Party’s prior written approval. Any reproduction of any Confidential Information of the Disclosing Party by Recipient shall remain the property of Disclosing Party and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by Disclosing Party.

7.       This Agreement shall continue in full force and effect for three (3) years, or may be terminated by any party at any time upon thirty (30) days written notice to the other parties. Notwithstanding the foregoing, and as set forth below in this Section 7, the Recipient’s obligations under this Agreement and the Disclosing Party’s rights under this Agreement shall each survive termination of this Agreement and shall be binding upon their respective heirs, successors and assigns, as applicable. The Recipient’s obligations hereunder with respect to confidentiality and non-disclosure of non-technical sales, marketing, and financial Confidential Information shall continue in full force and effect for three (3) years from the date of disclosure of such Confidential Information. The Recipient’s obligations hereunder with respect to confidentiality and non-disclosure of all other Confidential Information, including but not limited to, Trade Secrets and any and all technical Confidential Information shall be terminated only pursuant to Section 2 above.

8.       The Recipient acknowledges and agrees that in the event that the Recipient or any Permitted Disclosee breaches any of the Recipient’s obligations set forth in this Agreement: (i) the Disclosing Party will suffer severe and irreparable injury; (ii) the Disclosing Party’s remedy at law for damages will be inadequate; and (iii) the Disclosing Party will be entitled to seek a temporary or permanent injunction to restrain any threatened or continuing breach by the Recipient or any Permitted Disclosee. In addition to such injunctive relief, the Disclosing Party will be entitled to any and all damages, costs and expenses including, without limitation, an equitable accounting of all earnings, profits, and other benefits arising from any breach of this Agreement, and reasonable attorneys’ fees incurred in connection with the enforcement of this Agreement, in addition to any other rights and remedies it may have at law or in equity. Subject to the provisions of Section 7 above, the Parties’ obligations set forth in this Agreement will survive any termination of the Parties’ association or this Agreement.

9.       This Agreement shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles. Any disputes under this Agreement shall be brought in the state courts and the Federal courts located in Orange County, California, and the parties hereby consent to the personal jurisdiction and venue of these courts. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world. If any Party initiates legal action to enforce its rights under this Agreement, the prevailing Party shall be entitled to recover against the non-prevailing Party such attorneys' fees as may be awarded by a court of competent jurisdiction, together with its costs of suit incurred therein. The provisions of this Section 9 shall survive the termination of this Agreement.

10.    This Agreement constitutes the entire agreement between the Parties relating to its subject matter, and there are no agreements or understandings between the Parties relating to its subject matter, express or implied, except as are explicitly set forth in this Agreement. This Agreement may not be amended or modified except by a writing signed by each of the parties hereto, and no waiver of any terms hereof shall be effective unless such waiver is in writing and signed by the Party to be charged. The non-enforcement of any provision of this Agreement will not act as a waiver of any further non-enforcement of this Agreement. The Agreement may be signed in one or more counterparts with the same effect as if the signatures of all parties were on the same instrument. This Agreement may be delivered by facsimile or electronic transmission, and facsimile or electronically mailed copies of executed signature pages shall be binding as originals. This Agreement shall not be construed against any Party hereto by virtue of the fact that said Party drafted, or had drafted, this Agreement.

11. Nothing in this Agreement shall obligate any Party to proceed with, or continue discussions pertaining to, any transaction between itself and any other Party, including without limitation, any transaction relating to, or contemplated by, the Purpose.

12. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” EACH PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING THE ACCURACY, COMPLETENESS OR PERFORMANCE OF THE CONFIDENTIAL INFORMATION.

13. This Agreement will be binding upon and enforceable only by the Parties, their respective successors and permitted assigns. Neither Party may assign or transfer any interest in or obligation under this Agreement without the prior written consent of the other Party.

14. Each Party hereby warrants, represents and covenants to the other Party that: (i) it has the right to enter into this Agreement and to disclose Confidential Information to the other Party; (ii) it is not a Party to any other agreement or under any obligation to any third party which would prevent it from entering into this Agreement and complying with the terms and conditions set forth herein; and (iii) its providing information, documentation and/or material to the other Party pursuant to this Agreement will not violate or infringe upon the copyright or any other right whatsoever of any person or entity.

15. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

16. No Party shall export, directly or indirectly, any technical data acquired from the other pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

17. Notices given under this Agreement must be in writing and sent via email, facsimile, overnight courier, hand delivered, or mailed by certified or registered mail, to the party at its mailing address, email address or facsimile number set forth at the signature page of this Agreement, or to the mailing address, email address or facsimile number provided to the other party in writing from time to time in accordance with this Section 17. Either Party may change its address by giving notice of such change to the other Party. If notice is made by personal delivery, courier or mail, notice will be deemed made upon delivery. If notice is made by e-mail or facsimile, notice will be deemed made upon transmission of the e-mail or facsimile.

18. Each Party acknowledges that: (i) each Party may correspond or convey documentation pursuant to this Agreement via Internet e-mail unless the other Party expressly requests otherwise; (ii) neither Party has control over the performance, reliability, availability, or security of Internet e-mail; and (iii) neither Party shall be liable for any loss, damage, expense, harm or inconvenience resulting from the loss, delay, interception, corruption, or alteration of any Internet e-mail due to any reason beyond that Party’s reasonable control.

19. Recipient agrees that the software programs of Disclosing Party contain valuable confidential information, and Recipient agrees it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party.

DULY ACKNOWLEDGED AND AGREED TO AS OF THE EFFECTIVE DATE:

“EMPLOYER”

AD SHARK, INC.

By /s/ Ronald Abrams

Print Name: Ronald Abrams

Title: CEO

“EMPLOYEE”

By Wayne Irving II

Wayne Irving II